SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

November 5, 2019

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO REALPATH® Blend 2060 Fund (the “Fund”)

Dear Sirs and Madams:

As provided in the Investment Advisory Contract between PIMCO Equity Series (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated March 30, 2010 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at the fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

This Supplement and the Contract shall become effective with respect to the Fund on November 5, 2019 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trust’s Trustees who are not parties to the Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust’s entire Board of Trustees on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust.

Investment Advisory Contract

EXHIBIT A

(as of November 5, 2019)

PIMCO Equity Series

Fund	Investment Advisory Fee#

PIMCO Dividend and Income Fund	0.49%

PIMCO EqS® Long/Short Fund	1.04%

PIMCO RAE Emerging Markets Fund	0.50%

PIMCO RAE Global Fund	0.40%

PIMCO RAE Global ex-US Fund	0.40%

PIMCO RAE International Fund	0.30%

PIMCO RAE US Fund	0.25%

PIMCO RAE US Small Fund	0.35%

PIMCO REALPATH® Blend Income Fund	0.01%

PIMCO REALPATH® Blend 2020 Fund	0.01%

PIMCO REALPATH® Blend 2025 Fund	0.01%

PIMCO REALPATH® Blend 2030 Fund(1)	0.02%

PIMCO REALPATH® Blend 2035 Fund(2)	0.03%

PIMCO REALPATH® Blend 2040 Fund(3)	0.03%

PIMCO REALPATH® Blend 2045 Fund(4)	0.03%

PIMCO REALPATH® Blend 2050 Fund(5)	0.03%

PIMCO REALPATH® Blend 2055 Fund(6)	0.03%

PIMCO REALPATH® Blend 2060 Fund(7)	0.03%

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio, each a series of PIMCO Funds (the “PAPS Central Funds”). The PAPS Central Funds are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Central Funds, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Central Fund, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Central Fund, and its wholly-owned subsidiary (if any), under the investment advisory contract with PIMCO.

(1)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.01%.
(2)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.01%.

(3)	Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.01%.
(4)	Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.01%.
(5)	Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.01%.
(6)	Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.01%.
(7)	Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2050, the Fund’s investment advisory fee will be reduced to 0.01%.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:
Title:	Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Title: Managing Director & Co-Chief Operating Officer

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio

By:
Title: Treasurer